UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2013, Banc of California, Inc. (the “Company”) filed articles of amendment to the Company’s charter with the Maryland Department of Assessments and Taxation, which effected an amendment approved by the Company’s Board of Directors to Section A of Article 6 of the Company’s charter to increase the number of shares of common stock the Company is authorized to issue from 200,000,000 to 450,000,000. A copy of the articles of amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 22, 2013, Banc of California, Inc., announced that its Board of Directors has declared a quarterly dividend payment on its Series C Preferred Stock in the aggregate amount of $805,000, representing an annualized yield of 8% on the liquidation preference amount for shares outstanding since initial issuance. The dividend will be payable on December 16, 2013 to record holders as of December 2, 2013 of depositary shares relating to the underlying Series C Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: November 22, 2013	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

EX-3.1	Articles of Amendment to the Charter of Banc of California, Inc.

EX 99.1	Press Release of Banc of California, Inc. dated November 22, 2013.

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